                                                                Exhibit (a)


                        ARTICLES OF INCORPORATION

                                   of

                        THE VALUE LINE FUND, INC.


THIS IS TO CERTIFY:

     FIRST: We, the subscribers, Mitchel J. Valicenti, Hoch Reid and Donald
F. French, the post office address of all of whom is 70 Pine Street, New
York, N.Y. 10005, all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves with the intention of forming a corporation.

     SECOND: The name of the corporation is The Value Line Fund, Inc., (hereinafter called the "Corporation").

     THIRD: The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

          (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by an issuer (which term "issuer" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

          (2) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; when shares of the capital stock of the Corporation are issued for a consideration consisting of or including securities, the actual value of such securities shall for the purposes of Section 20 of the Maryland General Corporation Law, be deemed to be an amount not exceeding the fair market value thereof fixed on a date and in a manner determined by the Board of Directors of the Corporation, and a description of such consideration shall, for such purposes, be deemed to be "securities".

          (3) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders or the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of said State and by these Articles of Incorporation.

          (4) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

          (5) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any stock of, or shares of interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

          (6) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desireable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, thought it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 10 Light Street, Baltimore, Maryland 21202.

     The Corporation's resident agent is The Prentice-Hall Corporation
System, Maryland, whose post office address is 10 Light Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

     FIFTH: (1) The total amount of authorized capital stock of the Corporation and the number and par value of its shares is $50,000,000 consisting of 50,000,000 shares of the par value of $1.00 each, all of one class.

          (2) At all meetings of stockholders each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Any fractional share if any such fractional shares are outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the shareholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

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          (3) The Corporation shall be an open-end investment company and:

             (a) Each holder of the capital stock of the Corporation, upon written request (including signature guarantees, if required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form from transfer, or any such other form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem all or any part of the capital stock standing in the name of such holder on the books of the Corporation, at the net asset value of such shares. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment therefor shall be determined as hereinafter provided in Article SEVENTH of these Articles of Incorporation. Notwithstanding the foregoing, the Board of Directors of the Corporation may, subject to rules of the Securities and Exchange Commission or any successor thereto, suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem such capital stock:

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                 (i) for any period (A) during which the New York Stock
Exchange is closed other than the customary weekend and holiday closings, or
(B) during which trading on the New York Stock Exchange is restricted;

                 (ii) for any period during which an emergency, as defined by rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                 (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

             (b) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation. In the absence of any specification

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as to the purposes for which shares of the capital stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

          (4) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

          (5) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

          (6) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

     SIXTH: The number of Directors of the Corporation shall be eight and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualified are as follows:

          Arnold Bernhard                James H. Halsey
          George W. Anderson             Ruxton M. Ridgly
          Walter C. Boschen              Owen Daly II
          Shelby Cullom Davis            Edmund F. Mansure

     However, the By-Laws of the Corporation may fix the number of Directors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation, or by the By-Laws within a limit specified in the By-Laws, provided that in no case shall the number of Directors be less than three, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the Corporation need not be stockholders therein.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the Directors and stockholders.

          (1) The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

          (2) The holders of shares of any class of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by Maryland law, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at what times and places, and under what conditions and regulations such rights shall be exercised.

          (3) Any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation.

          (4) If the By-Laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

          (5) In addition to the powers and authority herein-before or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

          (6) Shares of stock in other corporations shall be voted by the President or a Vice-President, or such officer or officers of the Corporation or such other person or persons as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

          (7)(a) The Corporation shall not purchase or sell any securities (other than capital stock of the Corporation) from or to any of the following acting as principals, and shall not make any loan to, (1) any officer or director of the Corporation, (ii) any partnership of which any officer or director of the Corporation is a member, or (iii) any corporation, person or organization acting as an investment adviser of the Corporation, (iv) any officer, director, partner or trustee of any corporation, person, or organization so acting; provided, however, that nothing herein contained shall prevent any transaction which is the subject of an order of exemption under the Investment Company Act of 1940 (which statute, as from time to time amended is hereinafter referred to as the "1940 Act").

             (b) Subject only to the provisions of subdivision (a) of this paragraph (7) and the provisions of the 1940 Act, any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

             (c) Each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided

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that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. The indemnity provided herein shall, in the event of the settlement of any such action, suit or proceeding, not exceed the costs and expenses (including attorneys' fees) which would reasonably have been incurred if such action, suit or proceeding had been litigated to a final conclusion. Such determination by resolution of the Board of Directors or by independent counsel and the payment of amounts by the Corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceeding on the grounds that the officer or director was liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnifications shall be exclusive of any other right to which the officers and directors may be entitled according to law.

             (d) Specifically, but without limitation of the foregoing, the Corporation may enter into a management or investment advisory contract and other contracts with, and may otherwise do business with any manager or investment adviser for the Corporation and/or principal underwriter of the shares of capital stock of the Corporation or any subsidiary or affiliate of any such manager or investment adviser and/or principal underwriter any may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Corporation notwithstanding that the Board of Directors of the Corporation may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Corporation may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Corporation and any such firm or corporation may deal freely with each other, and no such contract nor any other contract or transaction between the Corporation and any such firm or corporation shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (8) The computation of net asset value, as in these Articles of Incorporation referred to, shall be computed as provided in the 1940 Act or any rule, regulation or order thereunder, and, except as so provided shall be computed in accordance with the following rules;

          (a) The net asset value of each share of capital stock of the Corporation tendered to the Corporation for redemption shall be determined as of the close of business on the New York Stock Exchange next succeeding the tender of such capital stock, or in accordance with any provision of the 1940 Act or any rule or regulation thereunder, or at such other time as may be determined by the Board of Directors in accordance with any such provision, rule or regulation.

          (b) The net asset value of each share of capital stock of the Corporation for the purpose of the issue of such capital stock shall be determined as of the close of business on the New York Stock Exchange next succeeding the receipt of an order to purchase such stock, or in accordance with any provision of the 1940 Act, any rule or regulation thereunder, or at such other time as may be determined by the Board of Directors in accordance with any such provision, rule or regulation.

          (c) The net asset value of each share of capital stock of the Corporation, as of the close of business on the New York Stock Exchange on any day, shall be the quotient obtained by dividing the value, as at such close, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of the par value of its capital stock and surplus) by the total number of shares of capital stock outstanding at such close. The assets and liabilities of the Corporation shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the liabilities of the Corporation there shall be included such reserves for taxes or contingent liabilities as may be authorized or approved by the Board of Directors, and provided further that in determining the value of the assets of the Corporation for the purpose of obtaining the net asset value, each security listed on the New York Stock Exchange shall be valued on the basis of the closing sale thereof on the New York Stock
Exchange on the business day as of which such value is being determined; if there be no sale on such day, then the security shall be valued on the basis of the mean between closing bid and asked prices on such day; if no bid and asked prices are quoted for such day, then the security shall be valued by such method as the Board of Directors shall deem in good faith to reflect its fair market value; securities not listed on the New York Stock Exchange shall be valued in like manner on the basis of quotations on any other stock exchange which the Board of Directors may from time to time approve for that purpose; readily marketable securities traded in the over-the-counter market shall be valued at the mean between their bid and asked prices, or, if the Board of Directors shall so determine, at their bid prices; and all other assets of the Corporation and all securities as to which the Corporation might be considered an "underwriter" (as that term is used in the Securities Act of 1933), whether or not such securities are listed or traded in the over-the-counter market, shall be valued by such method as they shall deem in good faith to reflect their fair market value. In connection with the accrual of any fee or refund payable to or by an investment adviser of the Corporation, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each share of the capital stock of the Corporation is being determined due to the contingent nature of such fee or refund, the Board of Directors is authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in question to the date of such determination, or on such other basis as the Board of Directors may establish.

             (A) Capital stock to be issued shall be deemed to be outstanding as of the time of the determination of the net asset value per share applicable to such issuance and the net price thereof shall be deemed to be an asset of the Corporation; and

             (B) Capital stock to be redeemed by the Corporation shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption and thereupon and until paid the redemption price thereof shall be deemed to be a liability of the Corporation.

             (C) Capital stock voluntarily purchased or contracted to be purchased by the Corporation pursuant to the provisions of paragraph 8(e) of this Article SEVENTH shall be deemed to be outstanding until which ever is the later of (i) the time of the making of such purchase or contract to purchase, and (ii) the time as of which the purchase price is determined, and thereupon and until paid, the purchase price thereof shall be deemed to be a liability of the Corporation.

             (d) The net asset value of each share of the capital stock of the Corporation, as of any time other than the close of business on the New York Stock Exchange on any day, may be determined by applying to the net asset value as of the close of business on that Exchange on the preceding business day, computed as provided in paragraph 8(c) of this Article SEVENTH, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the Corporation and in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

             (e) In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of capital stock of the Corporation in accordance with any provision of the 1940 Act or any rule or regulation thereunder and to authorize the voluntary purchase by the Corporation, either directly or through an agent, of shares of capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable in accordance with any such provision, rule or regulation.

             (f) Payment of the net asset value of capital stock of the Corporation properly surrendered to it for redemption shall be made by the Corporation within seven days after tender of such stock to the Corporation for such purpose plus any period of time during which the right of the holders of the capital stock of the Corporation to require the Corporation to redeem such capital stock has been suspended. Any such payment may be made in portfolio securities of the Corporation and/or in cash, as the Board of Directors shall deem advisable, and no shareholder shall have a right, other than as determined by the Board of Directors, to have his shares redeemed in kind. However, the Corporation shall be obligated to redeem shares of its capital stock solely in cash limited in amount with respect to each shareholder during any ninety-day period to the lesser of (i) $250,000, or
(ii) 1% of the net asset value of the Corporation at the beginning of such period. For the purpose of determining the amount of any payment to be made in portfolio securities, such securities shall be valued as provided in paragraph 8(c) of this Article SEVENTH.

     EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation, may be added or inserted upon such a vote and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

     The term "these Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

     IN WITNESS WHEREOF, we have signed these Articles of Incorporation on this 11th day of November, 1971.

                                                 /s/ Mitchel J. Valicenti
                                                 -------------------------


                                                 /s/ Hoch Reid
                                                 -------------------------


                                                 /s/ Donald F. French
                                                 -------------------------

WITNESS:

/s/ Malcolm Monroe
---------------------

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     This is to certify that on this 11th day of November, 1971, before me, the subscriber, a Notary Public of the State of New York, personally appeared Mitchel J. Valicenti, Hoch Reid, and Donald F. French and severally acknowledged the foregoing articles of incorporation to be their act.

     Witness my hand and Notarial Seal the day and year last above written.

                                                  /s/ Victoria Panos
                                                  -----------------------
                                                  Notary Public

                                               VICTORIA PANOS
                                        Notary Public, State of New York
                                        No. 41-8269410 Qual. in Queens Co.
                                        Cert. Filed in New York County
                                        Commission Expires March 30, 1972

        (SEAL)

                                    [SEAL]

                              STATE OF MARYLAND

                STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

                           301 WEST PRESTON STREET

                                BALTIMORE 21201

         THIS IS TO CERTIFY THAT the within instrument is a true copy of the

                            ARTICLES OF INCORPORATION

                                      OF

                            THE VALUE LINE FUND, INC.


as approved and received for record by the State Department of Assessments and Taxation of Maryland, November 22, 1971 at 2:00 o'clock P.M.

         AS WITNESS my hand and official seal of the said Department at Balitmore this 29th day of November, 1971.


                                                    /s/ Richard H. Keller
                                                    ------------------------
                                                    RICHARD H. KELLER
                                                    SUPERVISOR-CHARTER DIVISION

                                                          Exhibit (a)


                          THE VALUE LINE FUND, INC.

                           ARTICLES OF AMENDMENT

     THE VALUE LINE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by inserting, after sub-paragraph (b) of paragraph (3) of Article FIFTH thereof, the following sub-paragraph:

          The Corporation, pursuant to a resolution of the Board of Directors and without the vote or consent of stockholders of the Corporation, shall have the right to redeem at net asset value all shares of capital stock in any stockholder account in which there are fewer than 100 shares or such fewer shares as shall be specified in such resolution. Such resolution shall set forth that redemption of shares in such accounts has been determined to be in the economic best interest of the Corporation or necessary to reduce disproportionately burdensome expenses in servicing stockholder accounts. Such resolution shall provide that prior notice of at least six months shall be given to a stockholder before such redemption of shares, and that the stockholder will have six months (or such longer period as is specified in the resolution) from the date of the notice to avoid such redemption by increasing his account to at least 100 shares, or such fewer shares as is specified in the resolution. Stockholders shall be bound by and/or compelled to accept such redemption provided that the terms and conditions set forth in these Articles of Incorporation has been fulfilled.

     SECOND: The board of directors of the Corporation, at a meeting duly convened and held on November 20, 1975, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter was advisable and directing that it be submitted for action thereon at the Annual Meeting of the stockholders of the Corporation to be held on March 23, 1976.

     THIRD: Notice setting forth the said amendment of charter and stating that a purpose of the meeting of the stockholders will be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of the outstanding shares entitled to vote thereon. The affirmative vote of a majority of outstanding shares is sufficient for approval pursuant to Article FIFTH (4) of the Corporation's charter.

     IN WITNESS WHEREOF, THE VALUE LINE FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on May 28, 1976.


Attest:                                THE VALUE LINE FUND, INC.


/s/ Dorothy A. Berry                   /s/ Harold Benjamin
-------------------------------        ------------------------------------
Dorothy A. Berry, Secretary            Harold Benjamin, Vice President

STATE OF NEW YORK      )
                       ) ss:
COUNTY OF NEW YORK     )

     I HEREBY CERTIFY that on May 28, 1976, before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared Harold Benjamin, Vice President of The Value Line Fund, Inc., a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation and further made oath in due form of law that the matters and facts set forth in said Articles of Amendment with respect to the approval thereof are true to the best of his knowledge, information and belief.

     WITNESS my hand and notarial seal, the day and year last above written.


                                             /s/ Kenneth M. Newcomb
                                             -----------------------------
                                             Notary Public


                                       KENNETH M. NEWCOMB
                                 NOTARY PUBLIC, State of New York
                                         No. 30-2875520
                                   Qualified in Nassau County
                                 Cert. Filed in New York County
                                Commission Expires March 20, 1977